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                                                               EXHIBIT 3.3

                                PNC FUNDING CORP
                           ARTICLES OF INCORPORATION

                       (Composite, reflecting amendments)

     1. The name of the corporation is: "PNC FUNDING CORP".

     2. The location and post office address of its registered office in this Commonwealth is 1600 Market Street, Philadelphia, Pennsylvania, Philadelphia County, 19101.

     3. The purpose or purposes of the corporation, as initially organized under the Act, are as follows:

          To have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania, Act of May 5, 1933, P.L. 364, as amended.

     4. The term of its existence is: Perpetual.

     5. The aggregate number of shares which the corporation shall have authority to issue is:

          Ten (10) shares of Common Stock, having a par value of $100.00 per share.

     6. The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:

                                                               NUMBER AND
NAME                     ADDRESS                               CLASS OF SHARES
----                     -------                               ---------------
Everett K. Dilworth      1200 Pittsburgh National Building     One (1) share of
                         Pittsburgh, PA 15222                  Common Stock, Par
                                                               Value of $100.00

James M. Ferguson        1200 Pittsburgh National Building     One (1) share of
                         Pittsburgh, PA 15222                  Common Stock, Par
                                                               Value of $100.00

Henry S. Pool            1200 Pittsburgh National Building     One (1) share of
                         Pittsburgh, PA 15222                  Common Stock, Par
                                                               Value of $100.00